SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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CADMUS COMMUNICATIONS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
2002 ANNUAL MEETING OF SHAREHOLDERS
NOMINEES FOR ELECTION AS CLASS I DIRECTORS
NOMINEE FOR ELECTION AS CLASS II DIRECTOR
NOMINEE FOR ELECTION AS CLASS III DIRECTOR
CLASS II DIRECTORS
CLASS III DIRECTORS
OPTIONS GRANTED IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
Performance Graph

Dear Shareholder:

      You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Cadmus Communications Corporation (“Cadmus” or the “Company”). The meeting will be held on November 7, 2002, at 11:00 a.m., eastern standard time, in the Auditorium of the SunTrust Center, 919 East Main Street, Richmond, Virginia.

      The primary business of the meeting will be the election of directors and the ratification of independent public accountants, as more fully explained in the enclosed proxy statement.

      During the meeting, we also will report to you on the condition and performance of Cadmus and its subsidiaries, including developments during the past fiscal year. You will have an opportunity to question management on matters of interest to all shareholders.

      We hope to see you on November 7, 2002. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. Your vote is important. We appreciate your continued interest in and support of Cadmus.

Cordially,

Thomas C. Norris
Chairman of the Board

October 7, 2002

CADMUS COMMUNICATIONS CORPORATION

1801 Bayberry Court, Suite 200, Richmond, Virginia 23226

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 7, 2002

      The 2002 Annual Meeting of Shareholders of Cadmus Communications Corporation will be held on November 7, 2002, at 11:00 a.m., eastern standard time, in the Auditorium of the SunTrust Center, 919 East Main Street, Richmond, Virginia, for the following purposes:

      1. To elect four Class I directors to serve until the 2005 Annual Meeting of Shareholders, one Class II director to serve until the 2003 Annual Meeting of Shareholders and one Class III director to serve until the 2004 Annual Meeting of Shareholders.

      2. To ratify the designation of Ernst & Young LLP as independent public accountants for the current fiscal year.

      3. To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on September 20, 2002, as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors

Bruce V. Thomas
President and Chief Executive Officer

October 7, 2002

      Please complete and return the enclosed proxy. If you attend the meeting in person, you may withdraw your proxy and vote your own shares.

CADMUS COMMUNICATIONS CORPORATION

1801 Bayberry Court, Suite 200, Richmond, Virginia 23226

PROXY STATEMENT

2002 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on November 7, 2002

General

      The enclosed proxy is solicited by the Board of Directors of Cadmus Communications Corporation for the 2002 Annual Meeting of Shareholders of Cadmus to be held November 7, 2002, at the time and place set forth in the accompanying Notice of 2002 Annual Meeting of Shareholders and for the following purposes: (i) to elect four Class I directors to serve until the 2005 Annual Meeting of Shareholders, one Class II director to serve until the 2003 Annual Meeting of Shareholders and one Class III director to serve until the 2004 Annual Meeting of Shareholders (see “Election of Directors,” page 6); (ii) to ratify the designation of Ernst & Young LLP as independent public accountants for the current fiscal year (see “Ratification of the Selection of Independent Public Accountants,” page 29); and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      If a shareholder is a participant in the Cadmus Dividend Reinvestment Plan, the enclosed proxy card represents the number of full shares in the dividend reinvestment plan account, as well as shares registered in the participant’s name. A participant in the Cadmus Thrift Savings Plan with shares of Cadmus common stock allocated to his or her account will receive a separate proxy card representing the number of full shares allocated to his or her account as of the record date for the Annual Meeting.

      Cadmus will pay all costs for this proxy solicitation. Proxies are being solicited by mail and may also be solicited personally, by telephone or telegraph, and by directors, officers and employees of Cadmus. Cadmus may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of the stock. All shares of the common stock of Cadmus (“Common Stock”) represented by properly executed and delivered proxies will be voted according to their terms and conditions at the Annual Meeting or any adjournments thereof. Shareholders may revoke proxies at any time prior to their exercise by written notice to Cadmus, by submitting a proxy bearing a later date, or by attending the Annual Meeting and requesting to vote in person.

      The approximate mailing date of this proxy statement and the accompanying proxy is October 7, 2002.

Voting Rights

      Only those shareholders of record at the close of business on September 20, 2002, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of Common Stock outstanding and entitled to vote as of the record date was 9,007,092. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.

      With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors. As a result, votes withheld will have no effect. The ratification of Ernst & Young LLP as independent public accountants requires the affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether such proposals have been approved, and therefore have no effect.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth, as of July 31, 2002, the number and percentage of shares of Common Stock held by persons known by Cadmus to be the owners of more than 5% of the Company’s Common Stock, each of the Cadmus directors, nominees for director and executive officers named in the “Summary Compensation Table,” and all directors, nominees and executive officers as a group.

	Amount and Nature of		Percent of
Name and Address	Beneficial Ownership		Common Stock Issued
of Beneficial Owner	of Common Stock (1)		and Outstanding

Nathu R. Puri	1,782,733	(2)	19.80%
Nottingham, United Kingdom
J. & W. Seligman & Co. Incorporated	1,161,607	(3)	12.90%
New York, New York
William Blair & Company, L.L.C	841,200	(4)	9.34%
Chicago, Illinois
Dimensional Fund Advisors, Inc.	608,400	(5)	6.76%
Santa Monica, California
James E. Sheridan	520,000	(6)	5.78%
Sheridan Printing Company, Inc.
Alpha, New Jersey
Martina L. Bradford	2,500	(7)	*
Washington, D.C.
Thomas E. Costello	—		*
Longboat Key, Florida
G. Waddy Garrett	14,100	(8)	*
Richmond, Virginia
David J. Hajek	32,418	(9)	*
Baltimore, Maryland
Keith Hamill	—	(10)	*
Kent, England

	Amount and Nature of		Percent of
Name and Address	Beneficial Ownership		Common Stock Issued
of Beneficial Owner	of Common Stock (1)		and Outstanding

Stephen E. Hare	25,593	(11)	*
Richmond, Virginia
Edward B. Hutton, Jr.	5,000		*
Vero Beach, Florida
Gerard P. Lux, Jr.	55,309	(12)	*
Charlotte, North Carolina
Thomas C. Norris	7,000	(13)	*
York, Pennsylvania
John C. Purnell, Jr.	14,182	(14)	*
Richmond, Virginia
Jerry I. Reitman	6,000	(15)	*
Chicago, Illinois
Russell M. Robinson, II	24,272	(16)	*
Charlotte, North Carolina
James E. Rogers	3,292	(17)	*
Richmond, Virginia
Wallace Stettinius	142,303	(18)	1.58%
Richmond, Virginia
Bruce V. Thomas	95,338	(19)	1.05%
Richmond, Virginia
Joseph J. Ward	14,861	(20)	*
Richmond, Virginia
David G. Wilson, Jr.	118,539	(21)	1.31%
Richmond, Virginia
All Directors, Nominees and Executive Officers as a Group (23 persons)	2,373,361	(22)	25.58%

*	Indicates that percent of the Company’s Common Stock does not exceed one percent.

(1)	Except as otherwise indicated and except to the extent that in certain cases shares may be held in joint tenancy with a spouse, each nominee, director, or executive officer has sole voting and investment power with respect to the shares shown.

(2)	Mr. Puri holds 3,000 of his shares in the form of presently exercisable options.

(3)	Based on a listing of institutional holders of the Company’s Common Stock provided to the Company by NASDAQ Online™, reflecting beneficial ownership as of June 30, 2002. According to Amendment No. 5 to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002 by J. & W. Seligman & Co. Incorporated (J. & W. Seligman), as of December 31, 2001, J. & W. Seligman

was the beneficial owner of 1,001,632 shares of Company Common Stock and had shared voting power with respect to 957,275 of the reported shares and shared investment power with respect to all 1,001,632 shares.

(4)	Based on a listing of institutional holders of the Company’s Common Stock provided to the Company by NASDAQ Online™, reflecting beneficial ownership as of June 30, 2002. According to a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2002 by William Blair & Company, L.L.C. (William Blair), as of December 31, 2001, William Blair was the beneficial owner of 539,050 shares of Company Common Stock and had sole voting power and sole investment power with respect to all 539,050 shares.

(5)	Based on a listing of institutional holders of the Company’s Common Stock provided to the Company by NASDAQ Online™, reflecting beneficial ownership as of June 30, 2002. According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2002 by Dimensional Fund Advisors Inc. (Dimensional), as of December 31, 2001, Dimensional was the beneficial owner of 624,300 shares of Company Common Stock and had sole voting power and sole investment power with respect to all 624,300 shares. The 624,300 shares reported were held by certain investment companies, group trusts and accounts to which Dimensional provides investment advice and serves as investment manager. Dimensional disclaims any beneficial interest in any of the shares reported.

(6)	Based on Amendment No. 2 to a Schedule 13D filed with the Securities and Exchange Commission on December 3, 1999 by James E. Sheridan and Sheridan Printing Company, Inc. (together “Sheridan”), reflecting beneficial ownership as of that date. According to the amended Schedule 13D, Sheridan was the beneficial owner of 520,000 shares of Company Common Stock and had sole voting power and sole investment power with respect to all 520,000 shares as of December 3, 1999.

(7)	Ms. Bradford holds 2,000 of her shares in the form of presently exercisable options.

(8)	Includes 600 shares held by Mr. Garrett’s wife, as to which shares Mr. Garrett disclaims beneficial ownership; and 5,000 shares held in the form of presently exercisable options.

(9)	Mr. Hajek holds 20,970 of his shares in the form of presently exercisable options; and 7,448 shares held for his account in the Cadmus account under the Cadmus Thrift Savings Plan.

(10)	Does not reflect purchase by Mr. Hamill of 1,070 shares of Company Common Stock on August 2, 2002.

(11)	Includes 593 shares held for Mr. Hare’s account in the Cadmus account under the Cadmus Thrift Savings Plan.

(12)	Mr. Lux holds 52,199 of his shares in the form of presently exercisable options; and 3,110 shares held for his account in the Cadmus account under the Cadmus Thrift Savings Plan.

(13)	Mr. Norris holds 2,000 of his shares in the form of presently exercisable options.

(14)	Includes 150 shares held by Mr. Purnell’s wife, as to which shares Mr. Purnell disclaims beneficial ownership; and 9,000 shares held in the form of presently exercisable options.

(15)	Mr. Reitman holds 5,000 of his shares in the form of presently exercisable options.

(16)	Mr. Robinson holds 9,000 of his shares in the form of presently exercisable options.

(17)	Mr. Rogers holds 2,000 of his shares in the form of presently exercisable options.

(18)	Includes 114,803 shares held in an agency account by Bank of America, N.A., as to all of which shares Mr. Stettinius is the beneficial owner; 20,500 shares, also held in an agency account by Bank of America, N.A., for Mr. Stettinius’ wife, as to which shares Mr. Stettinius disclaims beneficial ownership; and 7,000 shares held in the form of presently exercisable options received as a Director of the Company.

(19)	Includes 80,799 shares held in the form of presently exercisable options; and 7,552 shares held for Mr. Thomas’ account in the Cadmus account under the Cadmus Thrift Savings Plan. Does not reflect purchase by Mr. Thomas of 5,000 shares of Company Common Stock on August 8, 2002, through the exercise of stock options.

(20)	Includes 9,499 shares held in the form of presently exercisable options; and 3,362 shares held for Mr. Ward’s account under the Cadmus Thrift Savings Plan.

(21)	Includes 62,066 shares held in the form of presently exercisable options; and 609 shares held for Mr. Wilson’s account in the Cadmus account under the Cadmus Thrift Savings Plan.

(22)	In addition to the executive officers named in the Summary Compensation Table, the beneficial ownership shown for executive officers of Cadmus reflects shares beneficially owned by Lisa S. Licata, Senior Vice President, Human Resources and Corporate Secretary, Wayne B. Luck, Senior Vice President and Chief Information Officer, Mark R. Ploucha, President — Cadmus Specialty Publications, Christopher T. Schools, Vice President and Treasurer, and Bruce G. Willis, Vice President and Controller.

Proposal 1: Election of Directors

      The Board of Directors is divided into three classes (I, II and III), with one class being elected each year for a term of three years. Nathu R. Puri, John C. Purnell, Jr., Jerry I. Reitman, and Wallace Stettinius currently serve as Class I directors, with terms expiring at the 2002 Annual Meeting. Mr. Reitman has determined not to stand for re-election. During fiscal year 2002, the Board of Directors increased the size of the Board from ten (10) to twelve (12) members. To fill the vacancies resulting from this increase, the Board of Directors appointed Edward B. Hutton, Jr., effective January 1, 2002, to serve as a Class III director until the 2002 Annual Meeting and Keith Hamill, effective February 1, 2002, to serve as a Class II director until the 2002 Annual Meeting. In connection with Mr. Reitman’s retirement from the Board of Directors and the appointments of Messrs. Hamill and Hutton during the fiscal year, the Board of Directors decided to review the assignment of all directors to their respective classes. Based on that review, the Board of Directors has nominated:

      • Messrs. Hamill, Hutton, Puri and Thomas E. Costello to serve as Class I directors for terms of three years expiring at the 2005 Annual Meeting of Shareholders;

      • Mr. Purnell to serve as a Class II director for a term expiring at the 2003 Annual Meeting of Shareholders; and

      • Mr. Stettinius to serve as a Class III director for a term expiring at the 2004 Annual Meeting of Shareholders.

      With the exception of Mr. Costello, each of the director nominees is currently a member of the Board of Directors.

      The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If, for any reason, any of the persons nominated should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors of Cadmus may designate. In the alternative, the Board may reduce the size of any class to reflect the number of remaining nominees, if any, for whom the proxies will be voted.

      Certain information concerning the six nominees for election at the Annual Meeting is set forth below, as well as certain information about the Class II and Class III directors, who will continue in office after the Annual Meeting until the 2003 and 2004 Annual Meetings of Shareholders, respectively.

NOMINEES FOR ELECTION AS

CLASS I DIRECTORS
(To Serve Until 2005 Annual Meeting)

Principal Occupation During
	Director	Past Five Years and Directorships
Name and (Age)	Since	in Other Public Companies

—
Retired Chief Executive Officer, xpedx, an approximately $7 billion wholly-owned subsidiary of International Paper Company, specializing in the distribution of commercial printing, paper, graphics and packaging solutions.

Thomas E. Costello (63)

2002
Chairman of several United Kingdom-listed companies, including Luminar plc (operator of discotheques and venue bars), Collins Stewart plc (provider of financial services), Moss Bros Group PLC (menswear retailer), Alterian plc (software provider), Go Ltd (low-cost airline) and Bertram Books Group Ltd (book distributor). Formerly, Group Finance Director and Chairman of retailer and publisher WH Smith USA, and Group Finance Director of hotel and leisure group Forte PLC. Chartered accountant.

Keith Hamill (49)

	2002	President, GT Media, LLC, Vero Beach, Florida. Formerly, Chief Executive Officer, Lippincott Williams & Wilkins, a publishing company. Director, English Language Learning & Instruction Systems, Inc.

Edward B. Hutton, Jr. (57)

Principal Occupation During
	Director	Past Five Years and Directorships
Name and (Age)	Since	in Other Public Companies

	1999	Non-Executive Chairman and controlling shareholder, Melton Medes Group and Melham Holdings Limited, controlling shareholder Condor Structure Limited & Purico (IOM) Limited.

Nathu R. Puri (62)

NOMINEE FOR ELECTION AS
CLASS II DIRECTOR
(To Serve Until 2003 Annual Meeting)

Principal Occupation During
	Director	Past Five Years and Directorships
Name and (Age)	Since	in Other Public Companies

	1979	Executive Director, Friends Association for Children, Richmond, Virginia, a non-profit child welfare organization.

John C. Purnell, Jr. (61)

NOMINEE FOR ELECTION AS
CLASS III DIRECTOR
(To Serve Until 2004 Annual Meeting)

Principal Occupation During
	Director	Past Five Years and Directorships
Name and (Age)	Since	in Other Public Companies

1967
Senior Executive Fellow at the School of Business, Virginia Commonwealth University, Richmond, Virginia. Formerly, Chairman of the Board, President and Chief Executive Officer, Cadmus. Director, Chesapeake Corporation.

Wallace Stettinius (69)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 TO ELECT THE FOREGOING NOMINEES TO THE BOARD OF DIRECTORS.

CLASS II DIRECTORS

(Serving Until 2003 Annual Meeting)

Principal Occupation During
	Director	Past Five Years and Directorships
Name and (Age)	Since	in Other Public Companies

1997
President, GWG Financial, LLC. Retired Chairman and Chief Executive Officer of Alliance Agronomics, Inc., a Mechanicsville, Virginia fertilizer production and distribution concern. Director, Reeds Jewelers, Inc.

G. Waddy Garrett (61)

	2000	President and Chief Executive Officer of Cadmus. Formerly, Senior Vice President and Chief Operating Officer of Cadmus, and Senior Vice President and Chief Financial Officer of Cadmus.

Bruce V. Thomas (46)

2000
Chairman of Cadmus. Retired Chairman of the Board of P. H. Glatfelter Company (now Glatfelter Co.), headquartered in York, Pennsylvania, a multi-national manufacturer of engineered and specialized printing papers. Formerly, Chairman, President and CEO of P. H. Glatfelter Company (now Glatfelter Co.). Director, York Water Company.

Thomas C. Norris (64)

CLASS III DIRECTORS

(Serving Until 2004 Annual Meeting)

Principal Occupation During
	Director	Past Five Years and Directorships
Name and (Age)	Since	in Other Public Companies

2000
Partner, Akin Gump Strauss Hauer & Feld, LLP, Washington, D.C. Former Corporate Vice President, Global Public Affairs of Lucent Technologies, a global provider of communication systems, software and services. Formerly, Corporate Vice President, Federal Government Affairs for AT&T.

Martina L. Bradford (50)

	1984	Attorney-at-law, President and shareholder of Robinson, Bradshaw & Hinson, P.A., Charlotte, North Carolina. Director, Caraustar Industries, Inc.

Russell M. Robinson, II (70)

	2000	President of SCI Investors, Inc., a Richmond, Virginia private equity firm. Director, Caraustar Industries, Inc., Chesapeake Corporation, Owens & Minor, Inc. and Wellman, Inc.

James E. Rogers (57)

Cadmus Board and Committee Meetings and Attendance

      The Board of Directors of Cadmus held six meetings during the fiscal year ended June 30, 2002. All directors attended at least 75% of all meetings of the Board and committees on which they served.

      The Board has five standing committees: the Executive Committee, the Nominating Committee, the Audit Committee, the Executive Compensation and Organization Committee and the Benefits and Investment Committee.

      The Executive Committee has a wide range of powers, but its primary duty is to act if necessary between scheduled Board meetings. For such purpose, the Executive Committee possesses all the powers of the Board in management of the business and affairs of Cadmus except as otherwise limited by Virginia law. The Executive Committee held three meetings during the fiscal year ended June 30, 2002. Members of the Committee are Messrs. Norris (Chairman), Robinson, Rogers and Thomas.

      The Nominating Committee selects and recommends to the Board a slate of nominees to be voted on for election as directors at each annual meeting, and makes recommendations concerning committee membership, appointment of officers and nominees to fill vacancies occurring on the Board. The Nominating Committee met four times during the fiscal year ended June 30, 2002. Members of the Committee are Messrs. Garrett, Puri, Reitman, Robinson (Chairman) and Stettinius. As noted above, Mr. Reitman’s current term expires at the 2002 Annual Meeting, and he will not stand for re-election.

      The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management has established, and the audit process. The Audit Committee met six times during the fiscal year ended June 30, 2002. Members of the Committee are Messrs. Garrett, Hamill, Purnell, Rogers (Chairman) and Stettinius.

      The primary function of the Executive Compensation and Organization Committee (the “ECOC”) is to review and approve the design and administration of salary, benefits and incentive plans for senior management. This Committee also evaluates the Company’s organizational structure and the development, goals and performance of senior management. The ECOC met three times during the fiscal year ended June 30, 2002. Members of the ECOC are Ms. Bradford and Messrs. Garrett (Chairman), Hutton, Robinson and Rogers.

      The primary function of the Benefits and Investment Committee is to review the operation of employee benefit plans and programs and to evaluate the performance of plan administrators, trustees and investment managers. The Benefits and Investment Committee met four times during the fiscal year ended June 30, 2002. Members of the Committee are Ms. Bradford and Messrs. Puri, Purnell (Chairman) and Reitman. As noted above, Mr. Reitman’s current term expires at the 2002 Annual Meeting, and he will not stand for re-election.

Compensation Committee Interlocks and Insider Participation

      Members of the ECOC are Ms. Bradford and Messrs. Garrett (Chairman), Hutton, Robinson and Rogers. No member of the ECOC is or has been an employee of Cadmus. Furthermore, none of Cadmus’

executive officers has served on the board of directors of any company of which an ECOC member is an employee.

      Russell M. Robinson, II, a Class III director, currently serves as a member of the ECOC and served as Chairman of the Board of Directors from July 1, 2000 through June 30, 2001. The firm of Robinson, Bradshaw and Hinson, P.A., of which Mr. Robinson is President and a shareholder, was retained to perform legal services for Cadmus during fiscal year 2002. It is anticipated that the firm will continue to provide legal services to Cadmus during fiscal year 2003.

Directors’ Compensation

      Cash Compensation. Through August 14, 2002, each director of Cadmus who was not also an executive officer of Cadmus received: (a) an annual retainer of $10,000; (b) $1,000 for attendance at each Board meeting; (c) $750 for attendance at each committee meeting; and (d) $500 for each conference call Board or committee meeting in which he participated. The Chairman of the Board of Directors received an additional $50,000 annually. Russell M. Robinson served as Chairman until June 30, 2001. Thomas C. Norris presently serves as Chairman of the Board of Directors. The Chairmen of the Audit, the Nominating, the Executive Compensation and Organization, and the Benefits and Investment Committees each received an additional $2,000 annually.

      Effective August 15, 2002, each director of Cadmus who is not also an executive officer of Cadmus will receive: (a) an annual retainer of $10,000; (b) $1,250 for attendance at each Board meeting; (c) $800 for attendance at each committee meeting; (d) $800 for each conference call Board or committee meeting in which he participates; and (e) $400 for each informational Board or committee conference call in which he participates. The Chairman of the Board of Directors will receive an additional $50,000 annually. The Chairmen of the Audit, the Nominating, the Executive Compensation and Organization, and the Benefits and Investment Committees will each receive an additional $2,000 annually.

      Each director also is reimbursed for usual and ordinary expenses of meeting attendance. A director who also is an employee of Cadmus or its subsidiaries receives no additional compensation for serving as a director.

      Cadmus has in effect a plan under which directors may elect to defer their annual retainers and attendance fees generally until after the termination of their service on the Board.

      Non-Employee Director Stock Compensation Plan. Under the 1997 Non-Employee Director Stock Compensation Plan, a portion of the anticipated future increases in the annual retainer is paid in stock options. Each Director who is not an employee of Cadmus or its subsidiaries will receive an option grant covering 1,000 shares of Common Stock on November 15 of each year during the term of the Plan, with the first grant made under the Plan on November 15, 1998 and the last grant scheduled for November 15, 2002. The options granted under the Plan are not exercisable for six months from date of grant except in the case of death or disability. Options that are not exercisable at the time a director’s service on the Board terminates for any reason other than death, disability or retirement in accordance with Cadmus’ policy will be forfeited. The 1997 Plan continues the form of stock compensation previously provided under the 1992 Plan which expired August 15, 1997.

Certain Relationships and Other Transactions with Management

      On April 1, 1999, Cadmus purchased all of the outstanding shares of Melham Holdings, Inc., whose principal operating subsidiary was Mack Printing Company. As a result of the purchase, Nathu R. Puri, a Class I director, directly and indirectly received as partial consideration approximately $5.8 million in subordinated notes of Cadmus. The $5.8 million in subordinated notes remain outstanding.

      In addition, pursuant to a lease agreement entered into in August 1998, Cadmus’ Port City Press subsidiary leases its manufacturing and distribution facility in Baltimore, Maryland from an indirect subsidiary of a company whose majority shareholder is Mr. Puri. The initial term of the lease agreement is 20 years, with options available to the tenant to extend the lease for four additional terms of five years each. For the first five years of the lease, the annual rent is $977,407, with the rent increasing approximately 14.5% every fifth year, so that the annual rent is $1,467,207 for years sixteen through 20. The annual rent for the first extension term is $1,613,928. The annual rent for subsequent extension terms is to be based on fair market rent not less than $1,467,207.

      See “Compensation Committee Interlocks and Insider Participation” for information relating to Mr. Robinson’s relationship to the Company.

      From time to time, Cadmus and its subsidiaries may purchase products from or utilize services of other corporations of which a Cadmus director is a director, officer or employee. Such transactions occur in the ordinary course of business and are not deemed material.

Executive Compensation

      The following table shows, for the fiscal years ended June 30, 2002, 2001, and 2000, the total salary and compensation awarded to or earned by the Company’s Chief Executive Officer and the other most highly compensated executive officers as of June 30, 2002.

Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation

				Other		Securities	All Other
				Annual	Restricted	Underlying	Compen-
Name (Age) and				Compensa-	Stock	Options/	sation
Principal Position	Year	Salary ($)(1)	Bonus ($)	tion ($)(2)	($)	SARs (#)	($)(3)

Bruce V. Thomas (46)	FY02	$375,000	$30,000	—	—	20,000	$3,047
President and Chief	FY01	375,000	—	—	—	35,000	8,318
Executive Officer	FY00	297,596	—	—	—	25,000	5,353
Stephen E. Hare (49)	FY02	$269,231	$80,000	—	$102,300 (4)	40,000	$5,052
Executive Vice President and Chief Financial Officer(4)
Joseph J. Ward (56)	FY02	$325,000	$70,000	—	—	10,000	$2,712
President — Cadmus	FY01	325,000	—	—	—	7,500	8,350
Professional	FY00	325,000	38,500	—	—	7,500	10,422
Communications
David J. Hajek (50)	FY02	$225,000	$40,000	—	—	10,000	$3,196
President — Cadmus Port	FY01	224,596	58,681	—	—	11,000	6,900
City Press	FY00	213,002	—	—	—	12,000	7,818
Gerard P. Lux, Jr. (44)	FY02	$250,000	$112,610	—	—	12,000	$2,924
President — Cadmus Whitehall	FY01	250,000	—	—	—	11,000	3,309
	FY00	244,077	35,476	—	—	12,000	9,080
David G. Wilson, Jr. (61)	FY02	$340,300	$50,000	—	—	—	$5,592
Former President — Cadmus	FY01	340,300	—	—	—	—	13,040
Professional Communications(5)	FY00	337,527	—	—	—	12,000	13,812

(1)	Reflects salary before pretax contributions under the Cadmus Thrift Savings Plan and non-qualified plans.

(2)	For the fiscal years ended June 30, 2002, 2001 and 2000, none of the named executive officers received perquisites or other personal benefits in excess of $50,000 or 10% of their total cash compensation.

(3)	For fiscal year 2002, includes: (i) the match by Cadmus or its subsidiaries under the Cadmus Thrift Savings Plan in the amounts of $2,750 for Mr. Thomas, $4,650 for Mr. Hare, $2,308 for Mr. Ward, $2,613 for Mr. Hajek, $2,609 for Mr. Lux, and $2,615 for Mr. Wilson, and (ii) the balance paid by Cadmus for life insurance premiums.

(4)	Mr. Hare joined the Company on September 24, 2001. Mr. Hare was granted 15,000 shares of restricted stock on September 24, 2001 under the 1990 Long Term Incentive Stock Plan. The dollar value per share at the close of business on the grant date was $6.82 per share. At June 30, 2002, Mr. Hare held 15,000 shares of Cadmus restricted stock, having an aggregate value of $168,300. These shares of restricted stock vest over a period of three years (one-third of the award vests on each of September 24, 2002, 2003, and 2004, respectively). Cadmus pays dividends on these restricted shares.

(5)	At June 30, 2002, Mr. Wilson was not serving as an executive officer of Cadmus. Mr. Wilson retired as President — Cadmus Professional Communications effective January 1, 2002. The compensation for Mr. Wilson for the fiscal year ended June 30, 2002, includes amounts paid to Mr. Wilson as an executive officer through December 31, 2001 and amounts paid for consulting services after that date.

Stock Options

      The following table reflects grants of stock options made during the fiscal year ended June 30, 2002 to each of the named executive officers.

OPTIONS GRANTED IN LAST FISCAL YEAR

						Potential
						Realizable Value at
						Assumed Annual
	Number of		Percentage of			Rates of Stock
	Securities		Total Options/			Price Appreciation
	Underlying		SARs	Exercise		For Option
	Options		Granted	or Base		Term
	Granted		to Employees	Price	Expiration
Name	(#)		in Fiscal Year	($/SH)	Date	5%	10%

Bruce V. Thomas	20,000	(1)	7.94%	$11.17	6/25/12	$140,495	$356,042
Stephen E. Hare	20,000	(2)	7.94%	$7.425	9/24/11	$93,391	$236,671
	20,000	(1)	7.94%	$12.56	5/9/12	$157,978	$400,348
Joseph J. Ward	10,000	(1)	3.97%	$11.17	6/25/12	$70,248	$178,021
David J. Hajek	10,000	(1)	3.97%	$11.17	6/25/12	$70,248	$178,021
Gerard P. Lux, Jr.	12,000	(1)	4.76%	$11.17	6/25/12	$84,297	$213,625
David G. Wilson, Jr.	—		—	—	—	—	—

(1)	Grants were made under the Company’s 1990 Long Term Incentive Stock Plan and become exercisable in increments of one-third of the total number of options on December 31, 2004, 2005, and 2006, subject to earlier vesting if certain performance criteria are met.

(2)	Grant was made under the Company’s 1990 Long Term Incentive Stock Plan and becomes exercisable in increments of one-third of the total number of options on December 31, 2003, 2004, and 2005, subject to earlier vesting if certain performance criteria are met.

      The following table reflects certain information regarding the exercise of stock options during the fiscal year ended June 30, 2002, as well as information with respect to unexercised options held at such date by each of the named executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

Value of Unexercised
	Number of Unexercised	“In the Money” Options at Fiscal
	Options at Fiscal Year End (#)	Year End ($)
	Exercisable/Unexercisable	Exercisable/Unexercisable

Bruce V. Thomas	80,799/80,001	46,135/116,768
Stephen E. Hare	0/40,000	0/74,590
Joseph J. Ward	9,499/34,001	0/31,661
David J. Hajek	20,970/38,668	0/48,779
Gerard P. Lux, Jr.	52,199/40,668	0/48,779
David G. Wilson, Jr.	62,066/22,334	0/28,104

The columns “Number of Shares Acquired Upon Exercise” and “Value Realized” have been omitted because no options were exercised by the named executive officers during the last fiscal year.

Employment Agreement

      Cadmus has a three-year employment agreement with Bruce V. Thomas expiring June 30, 2003. The agreement is subject to automatic one-year extensions beginning on July 1, 2001, unless the Company gives notice that the term of the contract will not be further extended. Under the agreement, Mr. Thomas will serve as the president and chief executive officer of the Company during the term of the contract at an annual base salary of not less than $375,000 per year. The agreement also provides that Mr. Thomas will be eligible for incentive compensation awards based on performance, stock option awards and benefits under all other employee benefit and incentive plans provided by the Company to its senior management.

      Mr. Thomas may be terminated as an officer and employee of the Company at any time, with or without “cause.” Termination without cause is subject to 30 days’ written notice by the Company. Termination for cause may be effected without prior notice. Mr. Thomas also may resign at any time upon 30 days’ written notice to the Company. Generally speaking, “cause” is defined to mean (1) fraud, dishonesty or moral turpitude, (2) material dereliction in the performance of duties, (3) willful misconduct or gross negligence, (4) fraudulent or dishonest behavior, or other egregious conduct in violation of the Cadmus Code of Conduct.

      In the event of termination by the Company without cause, or a termination by Mr. Thomas for “employee cause,” Mr. Thomas will receive (1) a severance benefit for each of the two succeeding years based on an average of his salary and incentive bonus for the three years preceding his termination, as well as certain supplemental pension payments and “SERP equivalent” payments, (2) all stock options granted to Mr. Thomas will be fully vested and exercisable for an 18-month period (but not beyond the maximum term specified in the applicable option agreement), and (3) Mr. Thomas (and his eligible family members) will be entitled to participate during the two-year severance period in the Company’s welfare benefit plans subject to certain exceptions. Generally speaking, “employee cause” means (1) a material uncured breach of the agreement by the Company, (2) a material change in Mr. Thomas’ duties, status, title, responsibilities or authority, (3) failure of the Company to allow participation by Mr. Thomas in Company benefit plans, (4) receipt by Mr. Thomas of notice that the Company will not agree to any further automatic one-year extensions of the agreement, (5) relocation of the Company’s headquarters more than 25 miles from Richmond, or (6) termination of the Company’s business.

      In the event of termination by the Company with cause, or in the event Mr. Thomas resigns his position, Mr. Thomas will not be entitled to any compensation, bonus or benefits under the agreement other than his earned and unpaid base salary and any other payments or benefits payable as a matter of law.

      Under the agreement, Mr. Thomas agrees that during the two-year period following termination he will not compete against Cadmus, solicit employees from Cadmus, or interfere with Cadmus’ vendor relationships. The agreement also provides that in the event of a “change in control,” Mr. Thomas’ entitlements will be governed by the employee retention agreement he has with the Company as described below under “Change in Control Agreements.”

Change in Control Agreements

      Cadmus has entered into agreements with Messrs. Thomas, Hare, Ward, Hajek and Lux and four other managers that provide for severance payments and certain other benefits if their employment terminates after a “change in control” (as defined therein) of Cadmus. Payments and benefits will be paid under these agreements only if, within three years for Mr. Thomas and two years for other officers following a change in control (or such shorter period from the date of any change in control to normal retirement), the employee (i) is terminated involuntarily without “cause” (as defined therein) and not as a result of death, disability or normal retirement or (ii) terminates his employment voluntarily for “good reason” (as defined therein). “Change in control” is defined generally to include (i) an acquisition of 20% or more of Cadmus’ voting stock, (ii) certain changes in the composition of the Cadmus Board of Directors, (iii) shareholder approval of certain business combinations or asset sales in which Cadmus’ historic shareholders hold less than 60% of the resulting or purchasing company, or (iv) shareholder approval of the liquidation or dissolution of Cadmus.

      In the event of such termination following a change in control, the employee will be entitled to receive a lump sum severance payment, certain other payments and a continuation of employee welfare benefits. Severance payments under these agreements are determined by a formula that takes into account base salary, annual bonus and years of employment and are subject to certain minimums and maximums. Under this formula, Mr. Thomas will be entitled to the maximum severance payment, which will be an amount equal to 2.99 times the sum of his base salary and annual bonus for the year in which termination occurs, or for the fiscal year ended June 30, 2000, whichever is higher. The total amount payable to Mr. Thomas may exceed the maximum amount that may be paid without the imposition of a federal excise tax on Mr. Thomas, and if excise tax is due, Mr. Thomas will receive an additional payment in an amount sufficient to pay the excise tax and the additional taxes due with respect to such additional payment.

Securities Authorized For Issuance Under Equity Compensation Plans

      The following table sets forth information as of June 30, 2002 with respect to certain compensation plans under which equity securities of Cadmus are authorized for issuance.

Equity Compensation Plan Information

			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average exercise	equity compensation
	be issued upon exercise	price of outstanding	plans (excluding
	of outstanding options,	options, warrants and	securities reflected in
Plan Category	warrants and rights (a)	rights (b)	column (a)) (c)

Equity compensation plans approved by shareholders(1)	1,236,541	$12.89	150,819 (3)

Equity compensation plans not approved by shareholders(2)	-0-	n/a	25,000 (4)

Total	1,236,541	$12.89	175,819

(1)	These plans consist of: (a) the 1984 Stock Option Plan, (b) the 1990 Long Term Incentive Stock Plan, (c) the 1992 Non-Employee Director Stock Compensation Plan, and (d) the 1997 Non-Employee Director Stock Compensation Plan.

(2)	Includes Non-Qualified Savings Plan.

(3)	Includes 130,819 shares available to be granted in the form of options, restricted stock or stock appreciation rights under the 1990 Long Term Incentive Stock Plan, and 20,000 shares available to be granted in the form of options under the 1997 Non-Employee Director Stock Compensation Plan. There are no additional shares available for grant under the 1984 Stock Option Plan, and the 1992 Non-Employee Director Stock Compensation Plan expired August 15, 1997.

(4)	All 25,000 shares are available to be issued under the Non-Qualified Savings Plan.

      Non-Qualified Savings Plan. Effective March 15, 2002, Cadmus’ Deferred Compensation Plan and Non-Qualified Thrift Plan were merged into a new Non-Qualified Savings Plan. Under this new plan, eligible employees can defer portions of their base salary and incentive pay under the executive compensation program to purchase shares of various mutual funds or Cadmus common stock. Eligible employees generally are vice president-level employees, or above, who were contributing to the Non-Qualified Thrift Plan on January 1, 2002, and designated senior sales leaders. All deferrals are 100% vested immediately. Cadmus makes no matching or other contributions to the plan. Distribution of deferrals is normally made after a participant’s cessation of employment in a lump sum or in periodic installments. The plan is administered by Cadmus with oversight responsibility by the Executive Compensation and Organization Committee. Cadmus has authorized up to 25,000 shares of Cadmus common stock for issuance under the Non-Qualified Savings Plan, subject to an increase to 100,000 shares with shareholder approval. As of June 30, 2002, no shares authorized under this plan had been issued.

Retirement Benefits

      Pension Plan. Substantially all non-union employees of Cadmus and its participating subsidiaries (other than former Mack Printing Company employees not employed in the Easton, PA facility) who are 21 years of age or older and who are credited with at least one year of service with Cadmus or a participating subsidiary are covered by the Cadmus Pension Plan (the “Pension Plan”). The Pension Plan is a non-contributory defined benefit pension plan under which retirement benefits are generally based on periods of active participation. A non-union participant currently earns a retirement benefit expressed as an annuity for life equal to 1.6% of his or her base compensation (exclusive of non-guaranteed commissions, bonuses, overtime pay and similar payments; but with a transition rule including commissions and the straight time portion of overtime for non-highly compensated employees participating in the Mack Pension Plan on December 31, 2000) for each year of service. Different benefit formulas applied prior to July 1, 1985, and a special transition rule applied through December 31, 1991.

      Because retirement benefits for non-union participants under the Pension Plan are based on career average compensation, a table showing annual retirement benefits based upon final average compensation and years of service is inappropriate and has been omitted. Based on the benefit formula in effect on and after July 1, 1985, and on the assumption that the individuals named will continue to receive, until normal retirement age, covered compensation in the same amounts paid for the fiscal year ended June 30, 2002, the estimated annual benefits (which are not subject to any deduction for Social Security or other offset amount) payable for the named executive officers are $85,396 for Mr. Thomas, $37,440 for Mr. Ward, $71,200 for Mr. Hajek, $94,906 for Mr. Lux and $64,132 for Mr. Wilson. Mr. Hare will not become a participant in the Pension Plan until January 1, 2003.

      Cadmus Supplemental Executive Retirement Plan. Cadmus maintains the Cadmus Supplemental Executive Retirement Plan (the “SERP”) to provide supplemental retirement benefits for certain key employees of Cadmus and its participating subsidiaries who are credited with at least five years of service and who are selected by the Board of Directors of Cadmus for participation in the SERP. The Board may waive all or any part of the five year service requirement. The SERP is a non-qualified unfunded plan which covers 10 active key employees of Cadmus and its participating subsidiaries. The retirement or death benefit payable under the SERP is a 15-year term certain annuity equal to 30% of the participant’s final average (highest three years out of last ten) base compensation (exclusive of non-guaranteed commissions, bonuses, overtime pay or similar payments) generally commencing at the participant’s normal retirement age (which is age 65 for employees last hired prior to age 60 or otherwise is the fifth anniversary of commencement of participation). Benefits are not subject to any reduction for Social Security or other offset amount.

      The following table shows the estimated annual retirement benefits payable to SERP participants in the following average final compensation and years of service classifications assuming retirement at age 65. Average compensation under the SERP includes only the amounts set forth under “Salary” in the Summary Compensation Table on page 14.

SUPPLEMENTAL EXECUTIVE

RETIREMENT PLAN TABLE

Highest 3-Year
Average Compensation	5	10	15	20 and over

100,000	$7,500	15,000	22,500	$30,000
125,000	9,125	18,750	28,125	37,500
150,000	11,250	22,500	33,750	45,000
175,000	13,125	26,250	39,375	52,500
200,000	15,000	30,000	45,000	60,000
225,000	16,875	33,750	50,625	67,500
250,000	18,750	37,500	56,250	75,000
300,000	22,500	45,000	67,500	90,000
350,000	26,250	52,500	78,750	105,000
400,000	30,000	60,000	90,000	120,000
450,000	33,750	67,500	101,250	135,000
500,000	37,500	75,000	112,500	150,000

      Credited years of service under the SERP as of the fiscal year ended June 30, 2002 are: Mr. Thomas — 10; Mr. Hare — 5; Mr. Ward — 3; Mr. Hajek — 10; Mr. Lux — 19; and Mr. Wilson — 39.

Report of the Compensation Committee on Executive Compensation

      The Executive Compensation and Organization Committee (the “Committee”), composed of five non-employee directors, has responsibility for all aspects of the compensation program for Cadmus executive officers. Working in collaboration with Cadmus senior management and outside consultants, the Committee administers this executive compensation program to fulfill the objectives outlined below.

      Principal Objectives. As set forth in the Company’s Executive Compensation Policy and Philosophy Statement, the principal objectives of the executive compensation program are: (i) to attract and retain a highly-qualified management team; (ii) to motivate this team to achieve corporate objectives and to control and justify the costs of executive incentives; (iii) to ensure that executive compensation is integral to, and supportive of, other Cadmus management benefits, systems and processes; and (iv) to link pay with performance in a number of respects, most notably linking executive compensation and shareholder value so that increases in executive compensation are directly related to the creation of value for the Company’s shareholders.

      The primary components of the Company’s executive compensation program are base salaries, short-term incentive payments, long-term incentive awards, historically in the form of stock options, and the Supplemental Executive Retirement Plan. In addition to the Company’s basic benefits package provided to substantially all employees, the Company also provided certain enhanced benefits and rights for select executives by such means as a Non-Qualified Thrift Plan (which was both employee and employer funded and generally was intended to allow benefits to be provided in excess of the limits on contributions under the Thrift Savings Plan), and a non-qualified Deferred Compensation Plan (which was totally employee funded). These plans were consolidated into a new Non-Qualified Savings Plan effective March 15, 2002. The Non-Qualified Savings Plan is employee funded only and generally allows benefits to be provided in excess of the limits on contributions under the Thrift Savings Plan. The Company also provides employee retention (change in control) agreements. The Committee is responsible for substantially all aspects of these enhanced benefits and rights provided to Cadmus executives officers.

      The Committee considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code which was enacted in 1993. Under this provision, beginning in 1994 a publicly held corporation is not permitted to deduct compensation in excess of one million dollars per year paid to the chief executive officer or any one of the other named executive officers except to the extent the compensation was paid under compensation plans meeting certain tax code requirements. The Committee is advised that the Company does not currently face the loss of this deduction for compensation. The Committee nevertheless determined that, in reviewing the design and administration of the executive compensation program, the Committee will continue to seek to preserve the Company’s tax deductions for executive compensation unless this goal conflicts with the primary objectives of the Company’s compensation program.

      Salaries. Salaries for Cadmus executive officers are established and administered by means of salary grades and salary ranges. All Cadmus executive officers are assigned a base salary grade which is reviewed annually. With outside consultants, as needed, senior management prepares a schedule of salary ranges by grade, which is reviewed annually. At the beginning of each fiscal year, the Committee reviews management’s recommendations concerning adjustments in grade designation and base salaries for each executive officer. Based on this review, the Committee makes such salary adjustments as it deems appropriate. Base salaries are generally competitive with the market based on peer group comparisons provided by outside consultants.

      Short-Term Incentive Payments. The Company utilizes an Incentive Plan under which its executive officers and certain other employees may earn annual incentive payments based on their business unit’s performance as well as the overall financial performance of Cadmus. A grid based primarily upon operating profits and earnings improvements for each Cadmus business unit generates a variable “pool” from which the short-term incentives are paid. As operating profits increase, the pool grows. The pool earned by a business unit may be increased or decreased, but not eliminated, by the corporate earnings per share for the year.

      At the beginning of each fiscal year, senior management presents for consideration and approval by the Committee the recommended short-term incentive curves for Cadmus and each Cadmus business unit. At the conclusion of the fiscal year, senior management recommends to the Committee specific short-term awards under the Incentive Plan. Those recommendations are based, among other factors, on individual performance, as well as the performance and profitability of the applicable business unit. A portion of each incentive award also is determined by the financial performance of Cadmus. The Committee then considers and approves, to the extent it believes appropriate, the incentive pools generated by the incentive curves and the incentive award recommendations of senior management. For executive officers, at budgeted performance levels the Incentive Plan generally should have the potential to generate awards in the range of 25-60% of base salary.

Under the Incentive Plan, the Chief Executive Officer and the Committee reserve the right to make discretionary awards as may be deemed appropriate for performance that falls below the Plan threshold or above the Plan maximum.

      Long-Term Incentive Awards. The long-term incentive component of executive compensation for Cadmus executive officers is provided under the 1990 Long Term Incentive Stock Plan. The 1990 Plan, an omnibus plan, provides for awards of incentive and non-qualified stock options, SARs, restricted stock grants, performance units or shares, as well as “other stock-unit” awards. In practice, however, stock options have been the traditional form of award made under the 1990 Plan. In fiscal year 2002, the Company issued a restricted stock award in connection with its hiring of its current Chief Financial Officer. The 1990 Plan has been extended by the Board of Directors for the third time in order to continue the availability of long-term incentive awards (other than in the form of incentive stock options) in appropriate circumstances and is currently scheduled to expire on June 30, 2003.

      Certain options issued in fiscal years 2002, 2001 and 2000 generally become exercisable over a period of 3 years (normally, one-third of each award becomes vested and exercisable at the end of each of the second, third and fourth calendar years following the calendar year in which the award is made) with earlier vesting if the Company’s performance exceeds specific standards established by the Compensation Committee. Under the performance criteria, vesting for a year’s grants normally is accelerated if Cadmus’ cumulative total return reported in its annual proxy statement as of the end of any fiscal year beginning after the award date exceeds its peer group’s cumulative total return for the same period. Variations in the specifics of the vesting and performance dates occur in some grants depending on the circumstances and the time of year at which the grant is made. Other options issued in fiscal year 1999, primarily to executives and managers who are not executive officers of the Company, were immediately vested. Options issued prior to fiscal year 1998 are exercisable over 5 years with accelerated performance vesting criteria. Options generally have a ten-year term subject to early termination under certain circumstances and typically have an option exercise price equal to the market value of the Common Stock at the date of grant. Thus, the Common Stock must appreciate before an executive officer receives any benefit from an option grant.

      Each year a determination is made as to the number of shares available for issue for that year (typically 2% of outstanding shares per year). Senior management, working periodically with outside consultants, makes recommendations concerning awards to key employees, as defined by the Committee. These awards generally are to manager-level employees, or above, with a base salary of $85,000 or more. These recommendations are normally acted upon by the Committee at its May meeting. Interim awards are made as appropriate, such as in connection with certain promotions or new hirings. The objective of the long-term incentive awards is in part to align executive compensation with shareholder interests by creating a potential to share in any increase in share value. While the size of particular long-term incentive awards is not dependent on specific equity ownership targets, as discussed below, the Committee has nevertheless separately established specific target actual equity ownership levels for Cadmus executives which are to be achieved over a five-year period starting in October 2000 or the date that they became a Cadmus executive, if after October 2000.

      Supplemental Executive Retirement Plan. Supplemental executive retirement benefits are provided under the Cadmus Supplemental Executive Retirement Plan. Under this plan, executives earn an additional retirement benefit equal to 30% of the executive’s final average base compensation generally commencing at the participant’s normal retirement age payable as a 15-year term certain annuity. The Committee may waive all or part of the five year service requirement. See “Retirement Benefits — Cadmus Supplemental Executive Retirement Plan.”

      Chief Executive Officer Compensation. Compensation for the Company’s Chief Executive Officer is established in accordance with the principles and objectives outlined above. For Mr. Thomas’ fiscal year 2002 salary, the Committee considered internal and external information and data, including a survey of chief executive officer compensation at other public manufacturing companies deemed comparable to the Company and the financial performance of the Company during fiscal year 2001. Based on the foregoing, the Committee expressed its satisfaction with the performance of Mr. Thomas and noted that Mr. Thomas’ base salary appeared low based on information from comparable companies, but the Committee elected to leave his base salary unchanged for fiscal year 2002.

      In determining Mr. Thomas’ short term incentive award for 2002, the Committee noted that the Company had (i) made significant progress repaying and reducing its debt, (ii) effectively amended the Company’s existing credit facility to provide the Company with additional flexibility and capacity to support growth, (iii) achieved sequential improvement in earnings, (iv) achieved significantly improved results in the Company’s specialty packaging business, (v) made significant progress in the development of proprietary and differentiating products and services in all of its market-focused divisions, (vi) through its Rapid Review® product achieved a world leadership position in supporting web based peer review for scholarly publishers, and (vii) generally extended its leadership position in the STM market. The Committee noted, however, that the Company had been unable to achieve its business plan or to achieve improved performance year over year. Based on the foregoing, the Committee awarded Mr. Thomas a $30,000 short-term incentive award for 2002.

      Ownership Guidelines. The Committee has established specific guidelines for executive Common Stock ownership to be achieved over a five-year period starting in October 2000 or the date the individual became a Cadmus executive, if after October 2000. Under the guidelines, executives are expected to own Common Stock equating to 100% to 200% of their base salary depending on the level of their position (e.g., Mr. Thomas’ targeted ownership level at the end of the five years is 200%). The consequence of an executive’s failure to meet the targeted ownership level is that the executive’s after-tax payments of future salary increases and incentive awards will be made in the form of Cadmus stock (rather than cash) until the targeted level is achieved. The purpose of the equity ownership guidelines is to ensure that executives have and maintain a meaningful actual, rather than potential, equity ownership position which reflects the position they hold within Cadmus. The status of this program is reported quarterly to the Board and formally reviewed each October by the Board to determine compliance as well as overall progress towards long range achievement of the five-year goal. The Committee believes that while stock options help to align executive compensation with shareholder interests by creating a potential to share in any increase in share value, actual, rather than potential, equity ownership positions will also align management interests with shareholder interests. Similar stock ownership guidelines apply to all Board members.

      In this regard, the new Non-Qualified Savings Plan (which resulted from consolidation of the former Deferred Compensation Plan and Non-Qualified Thrift Plan) permits, and the Thrift Savings Plan continues to permit, executives to invest in Common Stock with pre-tax salary and bonus reduction contributions.

Submitted by the Executive Compensation And Organization Committee:

G. Waddy Garrett (Chairman)

Martina L. Bradford
Edward B. Hutton, Jr.
Russell M. Robinson, II
James E. Rogers

Report of the Audit Committee

      The Audit Committee operates under a written charter adopted by the Board of Directors. The directors who serve on the Committee are all “independent” as defined by the Nasdaq Marketplace Rules.

      Among its other functions, the Audit Committee recommends to the Board, subject to stockholder ratification, the selection of the Company’s independent accountants. Management is responsible for the Company’s internal controls and the financial reporting process. Ernst & Young LLP (“Ernst & Young”), the Company’s independent accountants, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

      In this context the Audit Committee met six times during the fiscal year 2002, and held several discussions with management and with Ernst & Young. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young. The Audit Committee discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61.

      Ernst & Young also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with Ernst & Young that firm’s independence from the Company. Ernst & Young did not perform any non-audit services for the Company during fiscal year 2002.

      Based on the Audit Committee’s discussion with management and Ernst & Young, and the Audit Committee’s review of the representation of management and the report of Ernst & Young to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2002 filed with the Securities and Exchange Commission (the “SEC”).

Submitted by the Audit Committee:

James E. Rogers, Chairman

G. Waddy Garrett
Keith Hamill
John C. Purnell, Jr.
Wallace Stettinius

Change in Certifying Accountant

      On April 4, 2002, based upon the recommendation of its Audit Committee and approval by its Board of Directors, the Company terminated the engagement of Arthur Andersen LLP (“Arthur Andersen”) and retained Ernst & Young as its independent public accountants with respect to the audit of the Company’s consolidated financial statements for its fiscal year ending June 30, 2002.

      During the Company’s fiscal years ended June 30, 2000 and 2001, and during the subsequent interim period preceding the replacement of Arthur Andersen, there was no disagreement between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The audit reports of Arthur Andersen on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles.

      The Company provided Arthur Andersen with a copy of the above disclosures, which were also set forth in the Company’s current report on Form 8-K filed with the SEC on April 9, 2002. Arthur Andersen’s letter, dated April 9, 2002, stating its agreement with the above statements was filed as an exhibit to the Form 8-K.

      During the Company’s fiscal years ended June 30, 2000 and 2001, and during the subsequent interim period preceding the replacement of Arthur Andersen on April 4, 2002, the Company did not consult with Ernst & Young regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Fees Billed For Services Rendered By Principal Accountant

      ARTHUR ANDERSEN LLP

      Arthur Andersen LLP billed the following fees for services provided to the Company during fiscal year 2002, through April 4, 2002:

Audit Fees(1)	$67,000
Financial Information Systems Design and Implementation Fees	—
All Other Fees(2)	$97,000

(1)	Includes fees for quarterly reviews for the first two quarters, as well as initial planning and preparation for the audit for fiscal year 2002.

(2)	“All Other Fees” consisted primarily of fees for services rendered in connection with internal audit services, and for other miscellaneous accounting services.

      ERNST & YOUNG LLP

      Ernst & Young LLP billed the following fees for services provided to the Company during fiscal year 2002, beginning April 4, 2002:

Audit Fees(1)	$193,000
Financial Information Systems Design and Implementation Fees	—
All Other Fees	—

(1)	Includes estimated expenses.

Performance Graph

      The following graph compares the cumulative total return for the Company’s Common Stock to the cumulative total return for the Russell 2000 Index and an index of peer companies (the “Peer Group”) selected by the Company for the Company’s last five fiscal years. The graph is intended to permit shareholders to more easily relate executive compensation to company performance based on the market price of a company’s stock. The Graph shows the percentage change in the market price for the Common Stock from June 30, 1997 to June 30, 2002.

      The Graph assumes $100 invested on June 30, 1997 in the Company, the Russell 2000, and the Peer Group and shows the total return on such an investment, assuming reinvestment of dividends, as of June 30, 2002. The Peer Group includes: Banta Corporation, Quebecor World, Mail-Well, Wallace Computer Services, Consolidated Graphics, Courier Corporation, Disc Graphics, and R.R. Donnelley & Sons.

Comparison of Five-Year Cumulative Total Return Among Cadmus,

the Russell 2000 Index and Peer Group

	1997	1998	1999	2000	2001	2002

Cadmus	100	157.91	90.64	65.74	76.62	78.80
Russell 2000 Index	100	116.48	117.12	132.16	130.99	118.13
Peer Group	100	118.08	106.76	80.82	102.06	107.41

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires Cadmus’ directors and certain of its officers to file reports with the Securities and Exchange Commission indicating their holdings of, or transactions in, Cadmus’ equity securities. Based on a review of these reports and written representations furnished to Cadmus, Cadmus believes that, during fiscal year 2002, its directors and officers complied with all Section 16(a) filing requirements, except as follows: Messrs. Hare, Hamill and Hutton each filed a late Form 3 reporting his initial beneficial ownership of Cadmus securities; Mr. Ploucha did not file a Form 3 to report his initial beneficial ownership, but corrected this omission in his year-end Form 5 filing; Mr. Lux filed a Form 4 one day late to report a sale of Cadmus securities; and Mr. Wayne A. Tennent (a former Cadmus officer who retired in February 2002) failed to file a Form 4 to report several sales of Cadmus securities in connection with his retirement, but reported the omitted transactions in his year-end Form 5 filing. In addition, Mr. Garrett discovered that he had previously failed to report transactions in 1997, 2000 and 2001, and that his recent Section 16(a) filings contained an arithmetic error, but corrected the omissions and error in his year-end Form 5 filing.

Proposal 2: Ratification of the Selection of Independent Public Accountants

      Ernst & Young LLP served as the Company’s independent public accountants with respect to the audit of Cadmus’s consolidated financial statements for the fiscal year ended June 30, 2002, and has been selected as independent public accountants for Cadmus for the fiscal year ending June 30, 2003, subject to ratification by the shareholders.

      If not otherwise specified, proxies will be voted in favor of ratification of the appointment. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2003.

Shareholder Proposals and Nominations for the 2003 Annual Meeting

      Under applicable law, the Board of Directors need not include an otherwise appropriate shareholder proposal (including any shareholder nominations for director candidates) in its proxy statement or form of proxy for the 2003 Annual Meeting of Shareholders unless the proposal is received by the Secretary of Cadmus at the Company’s principal place of business on or before June 9, 2003.

      In addition, the Company’s Bylaws prescribe certain procedures which must be followed, including certain advance notice requirements, in order for a proposal to be properly before an annual meeting. Notice that a shareholder intends to bring any matter before an annual meeting must be received by the Company not less than 60 days before the anniversary date of the meeting notice given by the Company for the previous year’s annual meeting. Any shareholder desiring a copy of the Cadmus Bylaws will be furnished one without charge upon written request to the Secretary.

Other Matters

      As of the date of this Proxy Statement, management of Cadmus has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

Annual Report on Form 10-K

      A copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 30, 2002 can be obtained without charge by writing to the Corporate Secretary at P.O. Box 27367, Richmond, Virginia 23261.

By Order of the Board of Directors

Bruce V. Thomas
President and Chief Executive Officer

PROXY

CADMUS COMMUNICATIONS CORPORATION

Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Bruce V. Thomas and Lisa S. Licata, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cadmus Communications Corporation to be held on November 7, 2002, or any adjournment thereof.

    Please vote by filling in the appropriate boxes below.

1.	Election of four Class I Directors to serve until the 2005 Annual Meeting of Shareholders, one Class II Director to serve until the 2003 Annual Meeting of Shareholders and one Class III Director to serve until the 2004 Annual Meeting of Shareholders.

☐	FOR all nominees listed (except as written on the line below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

     Nominees: Thomas E. Costello, Keith Hamill, Edward B. Hutton, Jr., Nathu R. Puri, John C. Purnell, Jr. and Wallace Stettinius.

(INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee’s name on the space provided below.)

2.	Ratification of the designation of Ernst & Young LLP as independent accountants for the Company and its subsidiaries for the current fiscal year.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

3. In their discretion, the proxies are authorized to vote upon any other business that may come before the meeting or any adjournment thereof.

Unless otherwise specified in the squares provided, the undersigned’s vote will be cast for items 1 and 2. If, at or before the time of the meeting, any of the nominees listed above has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees. This proxy may be revoked at any time prior to its exercise.

Signature

Signature

Dated:	, 2002

(If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.)